Exhibit 10.4.2

EXECUTION COPY

Exhibit B to Unanimous Written Consent

in Lieu of Special Meeting of the Board of Directors

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into this          day of April, 2006, by and between Dividend Capital Trust Inc., a Maryland corporation (the “Company”), and                                               (“Indemnitee”).

WHEREAS, a special committee of the Company’s Board of Directors (the “Special Committee”) has been established to review, consider and evaluate any proposals that may be made with respect to a business combination transaction (the “Transaction”) in which Dividend Capital Advisors LLC, which serves as the Company’s advisor and manages the Company’s day-to-day activities (the “Advisor”), would be acquired by the Company in a merger or other form of transaction;

WHEREAS, the Transaction may pose a conflict of interest for the following members of the Company’s Board of Directors, which members are also members of the Company’s management: (i) Thomas G. Wattles, the Chairman of the Board, (ii) Evan H. Zucker, the Chief Executive Officer, President and Secretary, and (iii) James R. Mulvihill, the Chief Financial Officer and Treasurer (collectively, the “Inside Directors”);

WHEREAS, Indemnitee is an Inside Director and an officer of the Company, is entitled to indemnification in such capacities and may be reimbursed for certain expenses pursuant to (and subject to the limitations provided in) the Company’s Articles of Incorporation and applicable law;

WHEREAS, Indemnitee wishes to be assured to the greatest extent reasonably practicable that Indemnitee is protected against the risks of claims and litigation which may result from the Transaction by restating Indemnitee’s entitlement to such protection under the Company’s Articles of Incorporation and applicable law and clarifying the procedures and presumptions which will apply if Indemnitee seeks such protection;

WHEREAS, the Board of Directors of the Company (the “Board of Directors”), including the Inside Directors, has determined that it is appropriate and in the best interests of the Company and the Company’s stockholders that the Company should act to assure Indemnitee that there will be increased certainty of such protection and that such assurance should be provided prior to the time of any definitive response to any proposal for a transaction involving a Change of Control (as hereinafter defined), in order to respect and safeguard Indemnitee’s independence in the matter; and

WHEREAS, Indemnitee is willing to continue to serve the Company on the condition that Indemnitee be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

SECTION 1. Indemnification — General. The Company shall indemnify and advance Expenses (as hereinafter defined) to Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law and the Company’s Articles of Incorporation in effect on the date hereof or to such extent as applicable law and the Company’s Articles of Incorporation thereafter from time to time may permit; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the date hereof. The rights of Indemnitee provided in this Section 1 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law. This Agreement shall be effective with respect to any Proceeding (as hereinafter defined) including, without limitation, any Proceeding which relates to acts or omissions occurring or allegedly occurring at any time prior to the date of this Agreement. The rights of Indemnitee provided under the preceding sentences of this Section 1 shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

SECTION 2. Proceedings Other Than Proceedings by or in the Right of the Company. Except as otherwise provided by Section 3 and Section 15, Indemnitee shall be entitled to the rights of indemnification provided in this Section 2 if, by reason of Indemnitee’s Corporate Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Section 2, Indemnitee shall be indemnified against Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any other issue or matter therein by reason of his Corporate Status, provided that Indemnitee has determined, in good faith, that the course of conduct giving rise to such Expenses, judgments, fines and amounts paid in settlement was in the best interests of the Company, and unless it is established by a preponderance of the evidence, as reflected in a final determination of a court of competent jurisdiction that is not subject to further appeal, that (i) the act or omission of Indemnitee was material to the matter(s) giving rise to the Proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) Indemnitee actually received an improper benefit in money, property or services; (iii) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iv) unless otherwise permitted by the Company’s Articles of Incorporation, such Expenses, judgments, fines and amounts paid in settlement were the result of gross negligence or willful misconduct by Indemnitee (clauses (i), (ii), (iii) and (iv) are hereinafter collectively referred to as “Bad Conduct”).

SECTION 3. Proceeding by or in the Right of the Company. Except as otherwise provided by Section 15, Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding if Indemnitee did not engage in Bad Conduct in connection the matter(s) giving rise to such Proceeding, provided that Indemnitee has determined, in good faith, that the course of conduct giving rise to such Expenses was in the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company if applicable law or the Company’s Articles of Incorporation prohibit such indemnification; provided, however, that, if applicable law and the Company’s Articles of Incorporation so permit, indemnification against Expenses shall nevertheless be made by the Company in such event if and only to the extent that the court in which such Proceeding shall have been brought or is pending, shall so determine. Except as otherwise required by applicable law (including any legally binding authority construing or interpreting the respective fiduciary duties of the members of the Board of Directors), the Company will not oppose any motion brought by or on behalf of Indemnitee seeking a judicial determination of the type described in the preceding sentence.

SECTION 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in defense of any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in the defense of such Proceeding but is successful on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify

Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 4, and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

SECTION 5. Indemnification of Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee on Indemnitee’s or the Company’s behalf in connection therewith.

SECTION 6. Advancement of Expenses. The Company shall advance all Expenses reasonably incurred by or on behalf of Indemnitee in connection with any threatened, pending or completed Proceeding from time to time and as incurred, within 30 days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by (i) a written affirmation by Indemnitee of Indemnitee’s good-faith belief that he has not engaged in Bad Conduct in connection with the matter(s) giving rise to, and is entitled to indemnification in connection with, such Proceeding, pursuant to and in accordance with the terms of this Agreement and the Company’s Articles of Incorporation, (ii) to the extent the Company’s Articles of Incorporation so require, if the Proceeding was initiated by a stockholder of the Company acting in his, her or its capacity as such, approval by a court of competent jurisdiction of such advancement, and (iii) an undertaking by or on behalf of Indemnitee to repay any Expenses advanced (together with, if the Company’s Articles of Incorporation so require, the applicable legal rate of interest thereon) if it shall ultimately be determined that Indemnitee has engaged in Bad Conduct in connection with the matter(s) giving rise to such Proceeding or is otherwise not entitled to be indemnified against such Expenses. To the extent that Expenses advanced to Indemnitee do not relate a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 6 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

SECTION 7. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors of the Company in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 7(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) (unless Indemnitee shall request that such determination be made by the Board of Directors, in which case such determination shall be made by the person or persons provided for in clause (ii)(A), or in the manner provided for in clause (ii)(B), of this Section 7(b)) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of all Disinterested Directors (as hereinafter defined), even though less than a quorum of the Board of

Directors, or (B) if there are no Disinterested Directors, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; and if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made in full within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination or otherwise in connection with Indemnitee’s request for indemnification shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c) In the event the determination of entitlement to indemnification is to be made by the Independent Counsel pursuant to Section 7(b) hereof, the Independent Counsel shall be determined as provided in this Section 7(c). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the Board of Directors shall so select), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, within seven days after such written notice of selection shall have been given, may deliver to the other a written objection to such selection. If such objection to Independent Counsel selected by Indemnitee is made by the Company (or if such objection to Independent Counsel selected by the Board of Directors at the request of Indemnitee is made by Indemnitee), Indemnitee may select, and give the Company written notice of selection of, another Independent Counsel, in which event the Company may, within seven days after such written notice of selection shall have been given, deliver to Indemnitee a written objection to such selection. Any objection hereunder to Independent Counsel may be asserted only on the grounds that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 18 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If any such written objections are made under this Section 7(c), the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, in a case in which Independent Counsel is required to act pursuant to Section 7(b), no Independent Counsel shall have been selected and not objected to, Indemnitee may petition any court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the selection of Independent Counsel and/or for the appointment of Independent Counsel under Section 7(b) hereof. The Company shall pay all fees and expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee and incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding pursuant to Section 9(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

SECTION 8. Presumption and Effect of Proceedings.

(a) Subject to Section 8(c), in making any determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall in each case presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement, and the Company shall in each case have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b) If the determination of whether Indemnitee is entitled to indemnification is to be made (i) by the Board of Directors in the manner provided by Section 7(b) and no determination shall have been made within 45 days after receipt by the Company of the request therefor, or (ii) by Independent Counsel pursuant to Section 7(b) and no determination shall have been made by Independent Counsel within 45 days after the appointment of Independent Counsel pursuant to Section 7(c), then in either such case, if Indemnitee shall have complied with Indemnitee’s obligations under Section 7(b), the requisite determination of entitlement to indemnification shall be deemed to have been made in favor of Indemnitee and Indemnitee shall be entitled to such indemnification.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of probation prior to judgment, shall create a rebuttable presumption that Indemnitee engaged in Bad Conduct in connection with the matter(s) giving rise to such Proceeding and Indemnitee shall have the burden of proof to overcome that presumption in connection with seeking indemnification pursuant to this Agreement.

SECTION 9. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 7 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) and such determination shall not have been made and delivered in a written opinion within the time period specified in Section 8(b), (iv) payment of indemnification is not made pursuant to Section 5 within ten days after receipt by the Company of a written request therefor, together with a statement reasonably evidencing the Expenses incurred by Indemnitee, (v) payment of indemnification is not made within ten days after a determination of entitlement thereto has been made pursuant to Section 7 or deemed to have been made pursuant to Section 8, or (vi) the Board of Directors unreasonably delays or withholds approval of a proposed settlement pursuant to Section 2, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of Indemnitee’s entitlement to such indemnification or advancement of Expenses or as to the reasonableness of the Board of Directors’ failure to approve the proposed settlement. Indemnitee shall commence any such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceedings pursuant to this Section 9(a). The Company shall not oppose Indemnitee’s right to seek any adjudication.

(b) In the event that a determination shall have been made pursuant to Section 7 that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 9, the presumption shall be (subject to Section 8(c)) that Indemnitee is entitled to indemnification and the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, or to approval of a proposed settlement, as the case may be.

(c) If a determination shall have been made or deemed to have been made pursuant to Section 7 or 8 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(e) In the event Indemnitee, pursuant to this Section 9, seeks a judicial adjudication to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses of the types described in the definition of Expenses in Section 18 of this Agreement actually and reasonably incurred by Indemnitee in such judicial adjudication, but only if Indemnitee prevails therein. If it shall be determined in said judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, such expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

SECTION 10. Defense of the Underlying Proceeding.

(a) Indemnitee shall notify the Company reasonably promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

(b) If Indemnitee is not an officer of the Company, Indemnitee, together with the other directors who are not officers of the Company (the “Outside Directors”), shall be entitled to employ, and be reimbursed for the fees and disbursements of, counsel separate from that chosen by indemnitees who are officers of the Company. The principal counsel for Outside Directors (“Principal Counsel”) shall be determined by majority vote of the Outside Directors, and the principal counsel for the indemnitees who are not Outside Directors (“Separate Counsel”) shall be determined by majority vote of such indemnitees. The obligation of the Company to reimburse Indemnitee for the fees and disbursements of counsel hereunder shall not extend to the fees and disbursements of any counsel employed by Indemnitee other than Principal Counsel or Separate Counsel, as the case may be, provided that (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such Proceeding at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded with the advice of counsel that there is a substantial possibility that Principal Counsel or Separate Counsel, as the case may be, will have a conflict of interest in representing Indemnitee, or (C) the Company shall not continue to retain Principal Counsel or Separate Counsel, as the case may be, to defend such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

(c) If the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company (subject to Section 11(d)), to represent Indemnitee in connection with any such matter.

SECTION 11. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation of the Company, the By-Laws of the Company, any agreement, a vote of the stockholders, a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any act or omission by Indemnitee prior to such amendment, alteration or repeal.

(b) For so long as Indemnitee serves as a director and for a period thereafter so long as such director remains subject to liability under applicable statutes of limitations, the Company will cause to be maintained in full force and effect insurance coverage for the benefit of the Company’s directors (including Indemnitee) in reasonable amounts substantially equivalent to the insurance coverage maintained by similarly situated companies with established and reputable insurers. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employees, agent or fiduciary under such policy or policies. Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses actually and reasonably incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

SECTION 12. Contribution. If the indemnification provided for in this Agreement for any reason is held by a court of competent jurisdiction to be unavailable to Indemnitee in respect of any Expenses, judgments, penalties, fines or amounts paid in settlement referred to herein, then the Company, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount paid or payable by Indemnitee as a result of such Expenses, judgments, penalties, fines or amounts paid in settlement (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Indemnitee in connection with the action or inaction which resulted in such Expenses, judgments, penalties, fines or amounts paid in settlement, as well as any other relevant equitable considerations. In connection with the registration of the Company’s securities, the relative benefits received by the Company and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with any registration of the Company’s securities, in no event and notwithstanding the other provisions of this Section 12 shall Indemnitee be required to contribute any amount hereunder in excess of the lesser of (i) that proportion of the total of such Expenses, judgments, penalties, fines or amounts paid in settlement indemnified against equal to the proportion of the total securities sold under such registration statement that is being sold by Indemnitee or (ii) the proceeds received by Indemnitee from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

SECTION 13. Duration of Agreement; Successors. (a) This Agreement shall continue until and terminate upon the later of: (i) ten years after the date that Indemnitee shall have ceased to serve as a director of the Company; or (ii) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceedings relating thereto commenced by Indemnitee pursuant to Section 9 of this Agreement. Notwithstanding the foregoing, this Agreement shall terminate upon the completion of the dissolution and liquidation of the Company unless in connection therewith this Agreement is assumed pursuant to Section 14(c) below. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

(b) The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the written request of the Company, and shall inure to the benefit of Indemnitee and his spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(c) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

SECTION 14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 15. Exceptions to Right of Indemnification or Advancement of Expenses. Except as otherwise expressly provided in this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by Indemnitee against the Company or any of its directors. In addition, unless otherwise permitted by the Company’s Articles of Incorporation, the Company shall not provide any indemnification in respect of any Expenses, judgments, penalties, fines or amounts paid in settlement pursuant to this Agreement arising from or out of an alleged violation of federal or state securities laws by Indemnitee unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to Indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

SECTION 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought need be produced to evidence the existence of this Agreement.

SECTION 17. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

SECTION 18. Definitions. For the purposes of this Agreement:

(a) “Change in Control” means (i) any sale, merger, consolidation or other form of business combination involving the Company if, following consummation thereof, the holders of the Company’s capital stock immediately prior to such consummation hold in the aggregate less than 50% of the combined voting power of the acquiring or surviving entity; (ii) any sale of a substantial portion of the assets of the Company or its subsidiaries; (iii) any other transaction that results in the effective sale or other disposition of the principal business and operations of the Company by its current owners; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute a majority of the Board of Directors.

(b) “Corporate Status” describes the status of a person who is or at any time whether or not prior to the date of this Agreement was a director, officer, employee or agent of the Company, including such person’s status as a member of any committee of the Company’s Board of Directors.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Expenses” shall include all reasonable out-of-pocket attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(e) “Independent Counsel” means a law firm that is experienced in matters of corporation law as applicable to Maryland and neither presently, nor in the past five years has been retained to represent: (i) the Company, any subsidiary of the Company, any member of the Board of Directors or Indemnitee in any matter material to any such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(f) “Proceeding” includes any action, suit, arbitration, alternate dispute-resolution mechanism, investigation, administrative hearing or any other proceeding (whether civil, criminal, administrative or investigative), directly or indirectly relating to or arising out of (i) any transaction involving a Change in Control; (ii) any proposal for any such transaction; or (iii) any action or inaction of the Special Committee, but does not include a proceeding initiated by Indemnitee pursuant to Section 9 of this Agreement.

SECTION 19. Agreement; Modification and Waiver. This Agreement supersedes in its entirety any existing or prior agreement between the Company and Indemnitee pertaining to the subject matter of indemnification and insurance therefor; provided, however, that the parties acknowledge and agree that the Company’s Articles of Incorporation contain provisions on the subject matter hereof and that this Agreement is not intended to, and does not, modify the rights or obligations of the parties hereto pursuant to such Articles of Incorporation. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

SECTION 20. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

SECTION 21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) if mailed by certified or registered mail with postage prepaid, on the fifth business day after the date on which it is mailed or (iii) when received in the form of facsimile:

(a) If to Indemnitee, to the address set forth under the signature of Indemnitee below.

(b) If to the Company, to:	Dividend Capital Trust Inc. 518 17th Street Suite 1700 Denver, Colorado 80202 Fax Number: (303) 228-2201 Attention: Secretary

or to such other address as may have been furnished by a party to the other.

SECTION 22. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland without application of the conflict of laws principles thereof.

SECTION 23. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

COMPANY:

DIVIDEND CAPITAL TRUST INC.

By:
Name:
Title:

INDEMNITEE:

Name:
Address:

Tel:

12